Exhibit 99.1

NEWS RELEASE
November 21, 2023

DYCOM INDUSTRIES, INC. ANNOUNCES FISCAL 2024 THIRD QUARTER RESULTS

Third Quarter Highlights

•Contract revenues of $1.136 billion; 4.6% organic growth year over year
•Non-GAAP Adjusted EBITDA of $166.8 million, or 14.7% of contract revenues
•Net Income of $83.7 million, or $2.82 per common share diluted

Palm Beach Gardens, Florida,  November 21, 2023 - Dycom Industries, Inc. (NYSE: DY) announced today its results for the third quarter ended October 28, 2023. Contract revenues were $1.136 billion for the quarter ended October 28, 2023, compared to $1.042 billion in the year ago quarter. Contract revenues increased 4.6% on an organic basis after excluding $45.2 million of contract revenues from an acquired business that was not owned during the year ago quarter.

Non-GAAP Adjusted EBITDA was $166.8 million, or 14.7% of contract revenues, for the quarter ended October 28, 2023, compared to $114.6 million, or 11.0% of contract revenues, in the year ago quarter. Net income was $83.7 million, or $2.82 per common share diluted, for the quarter ended October 28, 2023, compared to $54.0 million, or $1.80 per common share diluted, in the year ago quarter.

The impacts of a change order and the closeout of several projects increased contract revenues by $26.5 million for the quarter ended October 28, 2023. After the impacts of certain other costs, these items contributed $23.6 million to both gross margin and Adjusted EBITDA. As a result, reported gross margin was increased by 1.6% and reported Adjusted EBITDA was increased by 1.8%, both as a percentage of contract revenues. On an after-tax basis, these items contributed approximately $17.5 million to reported net income, or $0.59 per common share diluted.

Year-to-Date Highlights

Contract revenues were $3.223 billion for the nine months ended October 28, 2023, compared to $2.891 billion for the comparable year ago period. Contract revenues increased 9.9% on an organic basis after excluding $45.2 million of contract revenues from an acquired business that was not owned during the comparable year ago period.

Non-GAAP Adjusted EBITDA was $411.1 million, or 12.8% of contract revenues, for the nine months ended October 28, 2023, compared to $283.0 million, or 9.8% of contract revenues, in the comparable year ago period. Net income was $195.5 million, or $6.58 per common share diluted, for the nine months ended October 28, 2023, compared to $117.4 million, or $3.91 per common share diluted, for the comparable year ago period.

Outlook

The Company expects organic contract revenues for the quarter ending January 27, 2024 to be in line with contract revenues for the quarter ended January 28, 2023. In addition, the Company expects approximately $50 million of acquired contract revenues for the quarter ending January 27, 2024. Non-GAAP Adjusted EBITDA as a percentage of contract revenues for the quarter ending January 27, 2024 is expected to increase 75 to 125 basis points as compared to the quarter ended January 28, 2023. For additional information regarding the Company’s outlook, please see the presentation materials available on the Company’s website posted in connection with the conference call discussed below.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, the Company may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. See Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures in the press release tables that follow.

Conference Call Information and Other Selected Data

The Company will host a conference call to discuss fiscal 2024 third quarter results on Tuesday,  November 21, 2023 at 9:00 a.m. Eastern time. Interested parties may participate in the question and answer session of the conference call by registering at https://register.vevent.com/register/BI989907eb1bfc4ef1a284f0f21c3ff20c. Upon registration, participants will receive a dial-in number and unique PIN to access the call. Participants are encouraged to join approximately ten minutes prior to the scheduled start time.

For all other attendees, a live listen-only audio webcast of the call, including an accompanying slide presentation, can be accessed directly at https://edge.media-server.com/mmc/p/dvoa344q. A replay of the live webcast and the related materials will be available on the Company's Investor Center website at https://dycomind.com/investors for approximately 120 days following the event.

About Dycom Industries, Inc.

Dycom is a leading provider of specialty contracting services to the telecommunications infrastructure and utility industries throughout the United States. These services include program management; planning; engineering and design; aerial, underground, and wireless construction; maintenance; and fulfillment services. Additionally, Dycom provides underground facility locating services for various utilities, including telecommunications providers, and other construction and maintenance services for electric and gas utilities.

Forward Looking Information

This press release contains forward-looking statements within the meaning of the 1995 Private Securities Litigation Reform Act. These forward-looking statements include those related to the outlook for the quarter ending January 27, 2024, including, but not limited to, those statements found under the “Outlook” section of this press release. Forward-looking statements are based on management’s expectations, estimates and projections, are made solely as of the date these statements are made, and are subject to both known and unknown risks and uncertainties that may cause the actual results and occurrences discussed in these forward-looking statements to differ materially from those referenced or implied in the forward-looking statements contained in this press release. The most significant of these known risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) and include future economic conditions and trends including the potential impacts of an inflationary economic environment, changes to customer capital budgets and spending priorities, the availability and cost of materials, equipment and labor necessary to perform our work, the adequacy of the Company’s insurance and other reserves and allowances for doubtful accounts, whether the carrying value of the Company’s assets may be impaired, the future impact of any acquisitions or dispositions, adjustments and cancellations of the Company’s projects, the impact to the Company’s backlog from project cancellations or postponements, the impacts of pandemics and public health emergencies, the impact of varying climate and weather conditions, the anticipated outcome of other contingent events, including litigation or regulatory actions involving the Company, the adequacy of our liquidity, the availability of financing to address our financials needs, the Company’s ability to generate sufficient cash to service its indebtedness, the impact of restrictions imposed by the Company’s credit agreement, and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update its forward-looking statements.

For more information, contact:
Callie Tomasso, Investor Relations
Email: investorrelations@dycomind.com
Phone: (561) 627-7171
---Tables Follow---

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
Unaudited

	October 28, 2023	January 28, 2023
ASSETS
Current assets:
Cash and equivalents	$15,665	$224,186
Accounts receivable, net	1,461,170	1,067,013
Contract assets	70,451	43,932
Inventories	114,016	114,972
Income tax receivable	2,346	3,929
Other current assets	45,081	38,648
Total current assets	1,708,729	1,492,680

Property and equipment, net	430,739	367,852
Operating lease right-of-use assets	74,369	67,240
Goodwill and other intangible assets, net	425,708	359,111
Other assets	24,620	26,371
Total assets	$2,664,165	$2,313,254

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$215,278	$207,739
Current portion of debt	17,500	17,500
Contract liabilities	21,320	19,512
Accrued insurance claims	45,713	41,043
Operating lease liabilities	30,135	27,527
Income taxes payable	2,814	14,896
Other accrued liabilities	156,060	141,334
Total current liabilities	488,820	469,551

Long-term debt	949,406	807,367
Accrued insurance claims - non-current	50,281	49,347
Operating lease liabilities - non-current	43,846	39,628
Deferred tax liabilities, net - non-current	57,981	60,205
Other liabilities	19,884	18,401
Total liabilities	1,610,218	1,444,499

Total stockholders’ equity	1,053,947	868,755
Total liabilities and stockholders’ equity	$2,664,165	$2,313,254

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share amounts)
Unaudited

	Quarter	Quarter	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022
Contract revenues	$1,136,110	$1,042,423	$3,223,119	$2,890,996

Costs of earned revenues, excluding depreciation and amortization	886,662	850,897	2,570,437	2,394,606
General and administrative[1]	87,511	78,798	254,699	221,514
Depreciation and amortization	42,522	35,454	117,786	107,436
Total	1,016,695	965,149	2,942,922	2,723,556

Interest expense, net	(13,952)	(10,592)	(37,601)	(29,057)
Other income, net	6,906	2,474	17,628	9,856
Income before income taxes	112,369	69,156	260,224	148,239

Provision for income taxes[2]	28,633	15,144	64,719	30,835

Net income	$83,736	$54,012	$195,505	$117,404

Earnings per common share:

Basic earnings per common share	$2.85	$1.83	$6.66	$3.97

Diluted earnings per common share	$2.82	$1.80	$6.58	$3.91

Shares used in computing earnings per common share:

Basic	29,334,798	29,524,516	29,344,064	29,561,172

Diluted	29,689,316	29,978,795	29,710,603	30,007,257

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES
(Dollars in thousands)
Unaudited

CONTRACT REVENUES, NON-GAAP ORGANIC CONTRACT REVENUES, AND GROWTH %

	Quarter	Quarter	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022
Contract Revenues - GAAP	$1,136,110	$1,042,423	$3,223,119	$2,890,996
Contract Revenues - GAAP Organic Growth %	9.0%		11.5%

Contract Revenues - GAAP	$1,136,110	$1,042,423	$3,223,119	$2,890,996
Revenues from an acquired business[3]	(45,225)	—	(45,225)	—
Non-GAAP Organic Contract Revenues	$1,090,885	$1,042,423	$3,177,894	$2,890,996
Non-GAAP Organic Contract Revenues Growth %	4.6%		9.9%

NET INCOME AND NON-GAAP ADJUSTED EBITDA

	Quarter	Quarter	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022
Reconciliation of net income to Non-GAAP Adjusted EBITDA:
Net income	$83,736	$54,012	$195,505	$117,404
Interest expense, net	13,952	10,592	37,601	29,057
Provision for income taxes	28,633	15,144	64,719	30,835
Depreciation and amortization	42,522	35,454	117,786	107,436
Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA")	168,843	115,202	415,611	284,732
Gain on sale of fixed assets	(8,357)	(5,135)	(23,730)	(13,991)
Stock-based compensation expense	6,298	4,515	19,240	12,273
Non-GAAP Adjusted EBITDA	$166,784	$114,582	$411,121	$283,014
Non-GAAP Adjusted EBITDA % of contract revenues	14.7%	11.0%	12.8%	9.8%

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures used as follows:

•Non-GAAP Organic Contract Revenues - contract revenues from businesses that are included for the entire period in both the current and prior year periods, excluding contract revenues from storm restoration services. Non-GAAP Organic Contract Revenue change percentage is calculated as the change in Non-GAAP Organic Contract Revenues from the comparable prior year period divided by the comparable prior year period Non-GAAP Organic Contract Revenues. Management believes Non-GAAP Organic Contract Revenues is a helpful measure for comparing the Company’s revenue performance with prior periods.

•Non-GAAP Adjusted EBITDA - net income before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates.

Notes

1 Includes stock-based compensation expense of $6.3 million and $4.5 million for the quarters ended October 28, 2023 and October 29, 2022, respectively, and $19.2 million and $12.3 million for the nine months ended October 28, 2023 and October 29, 2022, respectively.
2 Net income for the quarter and nine months ended October 28, 2023 includes income tax benefits of less than $0.1 million and approximately $2.9 million, respectively, related to the vesting and exercise of share-based awards. Net income for the quarter and nine months ended October 29, 2022 includes income tax benefits of $3.2 million and $7.6 million, respectively, related to the vesting and exercise of share-based awards and for credits related to tax filings for prior years.
3 Amounts represent contract revenues from an acquired business that was not owned for the full period in both the current and comparable prior periods.